EXHIBIT 3.1

                  CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209



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DEAN HELLER
Secretary of State                                        Entity #
204 North Carson Street, Suite 1                          C38000-2004
Carson City, Nevada 89701-4299                            Document Number:
(775) 684 5708                                            20050267872-09
Website: secretaryofstate.biz                             Date Filed:
                                                          7/8/2005 9:30:31 AM
                                                          In the office of
                                                          Dean Heller
                                                          Secretary of State
CERTIFICATE OF CHANGE PURSUANT
              TO NRS 78.209
                                             ABOVE SPACE IF FOR OFFICE USE ONLY

IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
                         FOR NEVADA PROFIT CORPORATIONS

1.  Name of corporation:
Patch International Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
100,000,000 shares of common stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
10,000,000 shares of common stock, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Each 10 shares of common stock are to be converted into one share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
In lieu of issuing fractional shares, the corporation will round up to the nearest whole share.

7.  Effective date of filing (optional):                  7/25/05
                 (must not be later than 90 days after the certificate is filed)

8.  Officer Signature:     /s/ David Stadynk                   President
                      ------------------------------   ------------------------
                                Signature                        Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                       Nevada Secretary of State AM 78.209 2003
                                                           Revised on: 10/24/03